NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER

BolaWrap™

SHARES

AUTHORIZED COMMON STOCK:
150,000,000 SHARES
PAR VALUE: $0.0001

CUSIP NO. 98212N 107

This Certifies that

Is The Record Holder Of

Shares of **Wrap Technologies, Inc.** Common Stock

transferable on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

WRAP TECHNOLOGIES, INC.
CORPORATE
Seal
DELAWARE

PRESIDENT

Countersigned & Registered

COLONIAL STOCK TRANSFER
Salt Lake City, Utah

By: ______________________
AUTHORIZED SIGNATURE OF TRANSFER AGENT AND REGISTRAR